Solar Senior Capital Ltd. Announces Quarter Ended June 30, 2017 Financial Results; Declares Monthly Distribution of $0.1175 per Share for August 2017

NEW YORK, NY -- (Marketwired - August 01, 2017) - Solar Senior Capital Ltd. (the "Company" "Solar Senior" or "SUNS") (NASDAQ: SUNS), today reported net investment income of $5.7 million, or $0.35 per average share, for the quarter ended June 30, 2017.

At June 30, 2017, the net asset value (NAV) per share was $16.79. At June 30, the fair value of the Company's Comprehensive Investment Portfolio* was $440.9 million, with 100% of the portfolio performing.

The Company's Board of Directors declared a monthly distribution for August of $0.1175 per share payable on August 31, 2017 to stockholders of record on August 17, 2017. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At June 30, 2017:
 Comprehensive Investment portfolio* fair value: $440.9 million
Number of portfolio companies*: 54
Net assets: $269.1 million
Net asset value per share: $16.79
Portfolio Activity** for the Quarter Ended June 30, 2017
 Investments made during the quarter: $34.2 million
Investments prepaid or sold during the quarter: $36.5 million
Operating Results for the Quarter Ended June 30, 2017
 Net investment income: $5.7 million
Net realized and unrealized loss: $0.4 million
Net increase in net assets from operations: $5.2 million
Net investment income per average share: $0.35

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.'s investment portfolio and the senior secured loans held by the First Lien Loan Program ("FLLP") attributable to the Company and excludes the fair value of the equity interest in FLLP.

** Includes investment activity through FLLP attributable to the Company.

"We are extremely pleased with the credit quality of our highly-diversified, senior secured, predominantly floating rate portfolio, which is 100% performing," said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "In spite of elevated repayments in a frothy market, we've maintained our portfolio size, credit quality, and portfolio yield by selectively investing in first lien senior secured loans that meet our strict underwriting standards."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Wednesday, August 2, 2017. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call; international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 49460866 when prompted. A telephone replay will be available until August 16, 2017, and can be accessed by dialing (855) 859-2056 and using the passcode 49460866. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital's website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Portfolio and Investment Activity

Investment Activity

During the three months ended June 30, 2017, Solar Senior Capital had gross originations of $34.2 million across 12 portfolio companies, including its ownership of investments made by FLLP. Investments repaid or sold during the quarter ended June 30, 2017 totaled approximately $36.5 million, including repayments within FLLP attributable to the Company.

Portfolio Composition

At June 30, 2017, the weighted average yield on our income producing investments, inclusive of our equity interests in Gemino and FLLP, was 8.2%, measured at fair value and amortized cost, compared to 8.0% measured at fair value and 7.9% measured at cost at March 31, 2017. As of June 30, 2017, 100% of the portfolio was performing.

The characteristics of our Comprehensive Investment Portfolio at June 30, 2017 were as follows:

----------------------------------------------------------------------------
Comprehensive Portfolio Composition, measured at fair    Amount
 value:                                                   ($mm)        %
----------------------------------------------------------------------------
Senior secured loans                                     $301.2      68.3%
----------------------------------------------------------------------------
Senior secured loans in FLLP, attributable to the
 Company                                                 $104.3      23.7%
----------------------------------------------------------------------------
Gemino Healthcare Finance, whose diversified loan
 portfolio is comprised entirely of floating rate
 senior secured loans                                     $35.3       8.0%
----------------------------------------------------------------------------
Total Senior Secured Loans                               $440.8     100.0%
----------------------------------------------------------------------------
Equity and equity-like securities, excluding Gemino
 Healthcare Finance and FLLP Membership Interests        < $0.1     < 0.0%
----------------------------------------------------------------------------
Total Comprehensive Investment Portfolio                 $440.9
----------------------------------------------------------------------------
Floating Rate Investments and as a % of the income-
 producing Comprehensive Portfolio                       $427.7      97.0%
----------------------------------------------------------------------------

The Comprehensive Portfolio is diversified across 54 unique issuers across 22 industries and with an average issuer exposure of $8.2 million, or 1.9% of the portfolio, at June 30, 2017.

Gemino Healthcare Finance LLC

At June 30, 2017, Gemino's $120.7 million funded portfolio consists of senior secured loans from 36 issuers with an average funded exposure of $3.4 million. One hundred percent of Gemino's investments are floating rate, senior secured cash-pay loans. For the quarter ended June 30, 2017, Gemino invested approximately $13.3 million and had investments repaid of approximately $0.3 million. For the quarter ended June 30, 2017, Gemino distributed $924 thousand to SUNS, consistent with the prior quarter, resulting in an annualized distribution yield, at cost, of approximately 11.25%.

First Lien Loan Program LLC

As of June 30, 2017, the Company and Voya contributed combined equity capital in the amount of $47.1 million of a total commitment of $58.0 million to FLLP. At June 30, 2017, FLLP's portfolio, at fair value, consisted of $119.3 million of senior secured loans to 25 different borrowers with an average issuer exposure of $4.8 million. During the quarter, FLLP invested $3.7 million across 6 portfolio companies. Investments prepaid and amortization totaled $8.6 million during the same period. At June 30, 2017, the weighted average asset level yield of FLLP's portfolio was 6.9%, measured at fair value and 6.8% measured at cost. As of June 30, 2017, 100% of FLLP's portfolio was performing.

At June 30, 2017, FLLP had $76.1 million drawn under its $100 million credit facility. For the quarter ended June 30, 2017, FLLP distributed $1.0 million to the Company. The annualized return on average equity for Q2 2017 was 11.1%.

Life Science Lending

On February 22, 2017, Solar Senior Capital and its affiliates announced the formation of the Solar Life Science Program LLC ("LSJV"). LSJV is expected to invest the majority of its assets in first lien loans to publicly-traded companies in the U.S. life science industry. Solar Senior Capital has committed $75 million of equity to the joint venture. The joint venture has established a pipeline of investment opportunities to effectuate the ramping of LSJV's investment portfolio.

Results of Operations for Quarter Ended June 30, 2017 Compared to the Quarter Ended June 30, 2016

Investment Income

For the fiscal quarters ended June 30, 2017 and June 30, 2016, gross investment income totaled $7.7 million and $6.7 million, respectively.

Expenses

Net expenses totaled $2.0 million and $2.6 million, respectively, for the fiscal quarters ended June 30, 2017 and June 30, 2016. For the fiscal quarters ended June 30, 2017 and June 30, 2016, $0.8 million and $0.2 million, respectively, of management and performance-based incentive fees were voluntarily waived by the Company's investment manager.

Net Investment Income

Net investment income was $5.7 million or $0.35 per average share and $4.1 million and $0.35 per average share for the fiscal quarters ended June 30, 2017 and 2016, respectively.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended June 30, 2017 and 2016 totaled approximately ($0.4) million and $0.6 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the fiscal quarters ended June 30, 2017, and June 30, 2016, the Company had a net increase in net assets resulting from operations of $5.2 million and $4.7 million, respectively. For the same periods, earnings per average share were $0.33 and $0.41, respectively.

Liquidity and Capital Resources

At June 30, 2017, the Company had $109.3 million in borrowings outstanding on its $200 million Credit Facility and $90.7 million of unused debt capacity, subject to borrowing base limits.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of June 30, 2017, the composition of the SUNS' portfolio, on a risk ratings basis, was as follows:

              -----------------------------------------------
                  Internal
                Performance    Investments at    % of Total
                   Rating        Fair Value      Portfolio
              -----------------------------------------------
                     1             $59.4           15.8%
              -----------------------------------------------
                     2             $296.2          78.9%
              -----------------------------------------------
                     3             $19.6            5.2%
              -----------------------------------------------
                     4              $0.1          < 0.1%
              -----------------------------------------------

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
                    (in thousands, except share amounts)

                                               June 30, 2017   December 31,
                                                (unaudited)       2016
                                               -------------  -------------
Assets
Investments at fair value:
    Companies less than 5% owned (cost:
     $305,031 and $295,037, respectively)      $     299,372  $     289,399
    Companies 5% to 25% owned (cost: $3,768
     and $3,710, respectively)                         1,953          1,825
    Companies more than 25% owned (cost:
     $74,026 and $74,026, respectively)               73,960         74,310
Cash                                                   3,502         11,876
Cash equivalents (cost: $99,894 and $139,952,
 respectively)                                        99,894        139,952
Dividends receivable                                   1,551          1,422
Interest receivable                                    1,103          1,463
Other receivable                                          20             19
Receivable for investments sold                           49          1,450
Prepaid expenses and other assets                        371            273
                                               -------------  -------------
    Total assets                               $     481,775  $     521,989
                                               -------------  -------------

Liabilities
Credit facility payable                        $     109,300  $      98,300
Payable for investments and cash equivalents
 purchased                                            99,894        151,312
Distributions payable                                  1,884          1,883
Management fee payable                                   267            104
Interest payable                                         299            241
Administrative services expense payable                  526            621
Other liabilities and accrued expenses                   514            383
                                               -------------  -------------
    Total liabilities                          $     212,684  $     252,844
                                               -------------  -------------

Net Assets
Common stock, par value $0.01 per share,
 200,000,000 and 200,000,000 common shares
 authorized, respectively, and 16,031,117 and
 16,025,011 issued and outstanding,
 respectively                                  $         160  $         160
Paid-in capital in excess of par                     287,621        287,515
Distributions in excess of net investment
 income                                               (5,342)        (5,342)
Accumulated net realized loss                         (5,808)        (5,949)
Net unrealized depreciation                           (7,540)        (7,239)
                                               -------------  -------------
    Total net assets                           $     269,091  $     269,145
                                               =============  =============
  Net Asset Value Per Share                    $       16.79  $       16.80
                                               =============  =============

                         SOLAR SENIOR CAPITAL LTD.
             CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                    (in thousands, except share amounts)

                                                       Three months ended
                                                    -----------------------
                                                      June 30,    June 30,
                                                        2017        2016
                                                    ----------- -----------
INVESTMENT INCOME:
Interest:
    Companies less than 5% owned                    $     5,610 $     4,867
    Companies 5% to 25% owned                                52          52
Dividends:
    Companies more than 25% owned                         1,923       1,703
Other income:
    Companies less than 5% owned                             54          43
    Companies more than 25% owned                            19          16
                                                    ----------- -----------
       Total investment income                            7,658       6,681
                                                    ----------- -----------

EXPENSES:
Management fees                                     $       959 $       834
Performance-based incentive fees                            122         465
Interest and other credit facility expenses                 896         913
Administrative services expense                             367         299
Other general and administrative expenses                   477         332
                                                    ----------- -----------
       Total expenses                                     2,821       2,843
                                                    ----------- -----------
Management fees waived                                     (692)         --
Performance-based incentive fees waived                    (122)       (228)
                                                    ----------- -----------
       Net expenses                                       2,007       2,615
                                                    ----------- -----------
         Net investment income                      $     5,651 $     4,066
                                                    ----------- -----------

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
 AND CASH EQUIVALENTS:
    Net realized gain on investments and cash
     equivalents (companies less than 5% owned)     $        38 $        22
                                                    ----------- -----------
Net change in unrealized gain (loss) on investments
 and cash equivalents:
    Companies less than 5% owned                             21          14
    Companies 5% to 25% owned                                --         (94)
    Companies more than 25% owned                          (481)        666
                                                    ----------- -----------
Net change in unrealized gain (loss) on investments
 and cash equivalents                                      (460)        586
                                                    ----------- -----------
         Net realized and unrealized gain (loss) on
          investments and cash equivalents                 (422)        608
                                                    ----------- -----------

NET INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS                                         $     5,229 $     4,674
                                                    =========== ===========
EARNINGS PER SHARE                                  $      0.33 $      0.41
                                                    =========== ===========

About Solar Senior Capital Ltd.
Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans including first lien and second lien debt instruments.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Solar Senior Capital Ltd.
Investor Relations
(646) 308-8770

Contact
Solar Senior Capital Ltd.
Investor Relations
(646) 308-8770